As filed with the Securities and Exchange Commission on July 29, 1999.
                                             Registration No. 333-



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                FORM S-8
                    REGISTRATION STATEMENT UNDER THE
                         SECURITIES ACT OF 1933


                          JEFFERIES GROUP, INC.
         (Exact name of registrant as specified in its charter)


                                DELAWARE
     (State or other jurisdiction of incorporation or organization)


                               95-4719745
                  (I.R.S. Employer Identification No.)


                      11100 Santa Monica Boulevard
                               10th Floor
                     Los Angeles, California  90025
      (Address, including zip code, of Principal Executive Offices)


         JEFFERIES GROUP, INC. 1999 INCENTIVE COMPENSATION PLAN
      JEFFERIES GROUP, INC. 1999 DIRECTORS' STOCK COMPENSATION PLAN
           JEFFERIES GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
         JEFFERIES GROUP, INC. SUPPLEMENTAL STOCK PURCHASE PLAN
                        (Full title of the plans)


                      Michael L. Klowden, President
                          Jefferies Group, Inc.
                      11100 Santa Monica Boulevard
                               10th Floor
                     Los Angeles, California  90025
                             (310) 914-1177
 (Name, address and telephone number, including area code, of agent for service)

                     Calculation of Registration Fee


                                 Proposed
Title of                         maximum     Proposed
securities                       offering    maximum           Amount of
to be          Amount to be      price per   aggregate         registra-
registered(1)  registered(1)     share       offering price    tion fee(4)

Common Stock,     20,878 shares  $ 3.23(2)   $     67,435.94   $    19.89
$.0001 par        59,189 shares    6.20(2)        366,971.80       108.26
value             43,175 shares    9.29(2)        401,095.75       118.32
                  13,049 shares   13.55(2)        176,813.95        52.16
                 560,879 shares   15.33(2)      8,598,275.07     2,536.49
                     921 shares   16.02(2)         14,754.42         4.35
                  26,098 shares   16.43(2)        428,790.14       126.49
                  15,660 shares   18.37(2)        287,674.20        84.86
                 130,488 shares   19.02(2)      2,481,881.76       732.16
                 800,000 shares   19.18(2)     15,344,000.00     4,525.48
               1,315,156 shares   22.56(2)     29,669,919.36     8,752.63
               3,814,507 shares   29.34(3)    111,191,635.38    33,015.70
        Total Amount of Fee                                    $50,077.79


(1) This registration statement (the "Registration Statement") covers 6,800,000 shares of Common Stock of Jefferies Group, Inc. (the "Company") which may be offered and sold from time to time pursuant to the Company's 1999 Incentive Compensation Plan (the "ICP"), 1999 Directors' Stock Compensation Plan (the "DSCP"), Employee Stock Purchase Plan (the "ESPP"), and Supplemental Stock Purchase Plan (the "SSPP"). Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the ICP, DSCP, ESPP and SSPP.

(2) Represents the price at which outstanding options may be exercised, in accordance with paragraph (h) of Rule 457, for the purpose of calculating the registration fee.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock on July 22, 1999, as repor-ted in the consolidated reporting system for New York Stock Exchange-listed securities.

(4)  Calculated pursuant to Section 6(b) of the Securities Act of
     1933, as amended, as follows: $295 per $1 million of proposed maximum aggregate offering price.

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.

          Omitted as permitted pursuant to Rule 428 and Form S-8.


Item 2.   Registrant Information.

          Omitted as permitted pursuant to Rule 428 and Form S-8.

                                                            PART II

              INFORMATION REQUIRED IN REGISTRATION
             STATEMENT AND NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference

     The following documents of Jefferies Group, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

          (a) The Company's Registration Statement on Form 10 Registration Statement (File No. 1-14947) (the "Form 10"), filed with the Commission on April 20, 1999 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 26, 1999, filed with the Commission on May 7, 1999.

          (c) The Company's Current Report on Form 8-K, filed with the Commission on April 30, 1999.

          (d) The description of the Common Stock of the Company contained in the Form 10, including any other amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or supersedes such statement. Any statement so modified shall not be deemed in its unmodified form, and any statement so superseded shall not be deemed, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the corporation and
(ii), with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise whether or not the power to indemnify is provided by the statute.

     The Amended and Restated Certificate of Incorporation of the Company (the "Certificate") provides that the Company is required to indemnify to the fullest extent authorized or permitted by
Section 145, as that statute may be amended or supplemented, any current or former director or officer (and his heirs, executors and administrators) against any and all expenses, liabilities, or other matters referred to in or covered by Section 145. The By-Laws of the Company likewise provide for mandatory indemnification and advancement of expenses for such persons, and other authorized representatives of the Company, on generally the broadest terms permitted by law.

     The Certificate provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate also provides that any amendment, repeal or modification of such provisions shall not adversely affect any right or protection of a director of the Company for any act or omission occurring prior to the date when such amendment, repeal or modification became effective.

     The Company maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities they may incur while acting in such capacities.

Item 7.   Exemption from Registration

     Not applicable.

Item 8.   Exhibits

          Exhibit          Description

          (4)(a)           Amended and Restated
                           Certificate of Incorporation
                           is incorporated by reference
                           to Exhibit 3.1 of the
                           Company's Form 10 Registration
                           Statement (File No. 1-14947)
                           (the "Form 10"), filed April
                           20, 1999.

          (4)(b)           Amended By-Laws are incor-
                           porated by reference to
                           Exhibit 3.2 of the Company's
                           Form 10.

          (5)              Opinion of Steven C. Root,
                           Esq., with respect to the
                           legality of securities being
                           registered.

          (15)             Not applicable.

          (23)(a)          Consent of KPMG LLP.

          (23)(b)          Consent of Steven C. Root,
                           Esq. (included in Exhibit 5).

          (24)             Powers of Attorney (included
                           on Signature Page of this
                           Registration Statement).

          (25)             Not applicable.

          (27)             Not applicable.

          (28)             Not applicable.

          (99)             Not applicable.

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration
          Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effec-tive amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effec-tive amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Com-mission such indemnification is against public policy as ex-pressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the regis-trant in the successful defense of any action, suit or pro-ceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on July 29, 1999.

                              JEFFERIES GROUP, INC.

                              By: /s/Michael L. Klowden
                                  Michael L. Klowden
                                  President and Chief Operating
                                  Officer

     Each person whose signature appears below constitutes and appoints Frank E. Baxter, Chairman of the Board and Chief Executive Officer of the Company, Michael L. Klowden, President and Chief Operating Officer of the Company, and Jerry M. Gluck, Secretary and General Counsel of the Company, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, or his substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/Frank E. Baxter
Frank E. Baxter            Chairman of the Board
                           of Directors and Chief
                           Executive Officer          July 29, 1999

/s/Michael L. Klowden
Michael L. Klowden         President and Chief
                           Operating Officer and
                           Director                   July 29, 1999

/s/Clarence T. Schmitz
Clarence T. Schmitz        Executive Vice
                           President and Chief
                           Financial Officer          July 29, 1999

/s/Maxine Syrjamaki
Maxine Syrjamaki           Controller                 July 29, 1999


/s/Richard G. Dooley
Richard G. Dooley          Director                   July 29, 1999


Richard B. Handler         Director                   July 29, 1999


Sheldon B. Lubar           Director                   July 29, 1999

/s/Frank J. Macchiarola
Frank J. Macchiarola       Director                   July 29, 1999

                          EXHIBIT INDEX



Exhibit              Description                              Sequentially
                                                              Numbered Page

(4)(a)               Amended Certificate of
                     Incorporation, incorporated
                     by reference to Exhibit 3.1
                     of the Company's Form 10
                     Registration Statement (File
                     No. 1-14947) (the "Form 10")
                     December 31, 1987.

(4)(b)               Amended By-Laws, incorporated
                     by reference to Exhibit 3.2
                     of the Company's Form 10.

(5)                  Opinion of Steven C. Root,
                     Esq., with respect to the
                     legality of securities being
                     registered.

(15)                 Not applicable.

(23)(a)              Consent of KPMG LLP.

(23)(b)              Consent of Steven C. Root,
                     Esq. (included in Exhibit 5).

(24)                 Powers of Attorney (included
                     on Signature Page of
                     this Registration Statement).

(25)                 Not applicable.

(27)                 Not applicable.

(28)                 Not applicable.

(99)                 Not applicable.